UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
April 15, 2010

Date of Report (Date of earliest event reported)
OSI PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15190	13-3159796

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 Pinelawn Road
Melville, NY 11747

(Address of principal executive offices)
(631) 962-2000

(Registrant’s telephone number, including area code)
N/A

(Former name or former address,
if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.
     On April 15, 2010, Roche and Genentech, Inc. (a member of the Roche group), OSI Pharmaceuticals, Inc.’s collaborators for the distribution and sale of its oncology drug, Tarceva ® (erlotinib), announced that global net sales for Tarceva for the quarter ended March 31, 2010 were approximately 326 million Swiss francs (or approximately $308 million on a U.S. dollar equivalent basis, a 10% increase over the prior year period), which represents U.S. net sales of approximately $114 million and international net sales of approximately $194 million. As expected from historical precedent, U.S. Tarceva sales for the first quarter of 2010 were negatively impacted by lower prescription fill rates due to higher patient rejection rates related to the reset of the “donut-hole” from Medicare Part D patients.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2010	OSI PHARMACEUTICALS, INC.
	By:	/s/ Barbara A. Wood
Barbara A. Wood
Senior Vice President, General Counsel and Secretary